As filed with the Securities and Exchange Commission on January 13, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255		28255
(Address of principal executive offices)		(Zip Code)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On January 12, 2012, Bank of America Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), entered into an Eighteenth Supplemental Indenture (the “Eighteenth Supplemental Indenture”), and a Nineteenth Supplemental Indenture (the “Nineteenth Supplemental Indenture”), to the Restated Junior Subordinated Debt Securities Indenture, dated as of November 1, 2001, between the Company and the Trustee (the “Base Indenture”). The Eighteenth Supplemental Indenture was entered into in connection with an upcoming remarketing of the Company’s Remarketable Floating Rate Junior Subordinated Notes due 2043 (the “Floating Rate Junior Subordinated Notes”) issued to BAC Capital Trust XIII, a Delaware statutory trust (“BAC Capital Trust XIII”), on February 16, 2007, pursuant to the Base Indenture and the Thirteenth Supplemental Indenture thereto dated as of such issuance date (the “Thirteenth Supplemental Indenture”). The Nineteenth Supplemental Indenture was entered into in connection with an upcoming remarketing of the Company’s Remarketable Fixed Rate Junior Subordinated Notes due 2043 (the “Fixed Rate Junior Subordinated Notes” and together with the Floating Rate Junior Subordinated Notes, the “Junior Subordinated Notes”) issued to BAC Capital Trust XIV, a Delaware statutory trust (“BAC Capital Trust XIV”), also on February 16, 2007, pursuant to the Base Indenture and the Fourteenth Supplemental Indenture thereto dated as of such issuance date (the “Fourteenth Supplemental Indenture”). Pursuant to the Thirteenth Supplemental Indenture and the Fourteenth Supplemental Indenture, the first period during which the remarketings of the Junior Subordinated Notes are to occur consists of the five consecutive business days beginning on February 6, 2012 and ending on February 10, 2012 (each, a “Remarketing” and together, the “Remarketings”). As disclosed below in Item 8.01 of this Form 8-K, the Company expects to repurchase and retire all of the Junior Subordinated Notes included in the Remarketings.

Pursuant to the Eighteenth Supplemental Indenture, the Thirteenth Supplemental Indenture was supplemented and amended to eliminate the cap on the rate to which the interest rate may be reset in the Remarketing of the Floating Rate Junior Subordinated Notes, and pursuant to the Nineteenth Supplemental Indenture, the Fourteenth Supplemental Indenture similarly was supplemented and amended to eliminate the cap on the reset interest rate in the Remarketing of the Fixed Rate Junior Subordinated Notes. As a result, the maximum rate to which the applicable rate of interest on the Junior Subordinated Notes can be reset in the Remarketings is no longer capped. As disclosed below in Item 8.01 of this Form 8-K, the Company expects to repurchase and retire all of the Junior Subordinated Notes included in the Remarketings.

The foregoing description of the Eighteenth Supplemental Indenture and the Nineteenth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighteenth Supplemental Indenture and the Nineteenth Supplemental Indenture, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated in this Item 3.03 by reference.

Item 8.01	Other Events

On January 13, 2012, the Company provided written instructions to The Bank of New York Mellon, as Property Trustee of BAC Capital Trust XIII and BAC Capital Trust XIV, to provide the holders of the Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (the “BAC Capital Trust XIII Preferred HITS”) and the holders of the Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (the “BAC Capital Trust XIV Preferred HITS,” and together with the BAC Capital Trust XIII Preferred HITS, the “Preferred HITS”) the notice of the Remarketing of the Junior Subordinated Notes required under the applicable governing document of BAC Capital Trust XIII or BAC Capital Trust XIV. In addition to matters required to be set forth in such notices, holders of the Preferred HITS will be notified that the Company expects to repurchase and retire all of the Junior Subordinated Notes included in the Remarketings. Holders of the Preferred HITS also will be notified of the elimination of the caps on the rate to which the applicable interest rate on the Junior Subordinated Notes may be reset in the Remarketings disclosed above in Item 3.03 of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Eighteenth Supplemental Indenture, dated as of January 12, 2012, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Nineteenth Supplemental Indenture, dated as of January 12, 2012, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
	Name:	Teresa M. Brenner
	Title:	Associate General Counsel

Dated: January 13, 2012

Index to Exhibits

Exhibit Number	Description

4.1	Eighteenth Supplemental Indenture, dated as of January 12, 2012, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Nineteenth Supplemental Indenture, dated as of January 12, 2012, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee